FOR IMMEDIATE RELEASE:

Investor Contact:
Tom Line—Chief Financial Officer
614-255-5989 (tline@diamond-hill.com)

Media Contact:
Lara Hoffmans—Managing Director-Marketing
614-255-5550 (lhoffmans@diamond-hill.com)

DIAMOND HILL INVESTMENT GROUP, INC. REPORTS RESULTS FOR
FIRST QUARTER 2021

    COLUMBUS, Ohio - Apr. 26, 2021 -- Diamond Hill Investment Group, Inc. (NASDAQ:DHIL) today reported unaudited financial results for the first quarter of 2021.

The following are selected highlights for the quarter ended March 31, 2021:

•Assets under management ("AUM") were $30.6 billion compared with $26.4 billion as of December 31, 2020, and $17.5 billion as of March 31, 2020.
•Average AUM was $28.2 billion compared with $20.8 billion during the first quarter of 2020.
•Net client inflows were $1.7 billion, compared with $0.3 billion of net inflows for the same period in 2020.
•Revenue was $39.0 million, compared to $31.9 million in the first quarter of 2020.
•Operating profit margin was 35% versus 64% for the first quarter of 2020. Operating profit margin, as adjusted6, was 43% versus 39% for the first quarter of 2020.
•Investment income was $5.7 million for the three months ended March 31, 2021, compared with investment losses of $22.4 million for the three months ended March 31, 2020.
•Net income attributable to common shareholders was $13.7 million, up from $1.5 million during the first quarter of 2020 primarily because of increased revenue in 2021, and the significant investment losses in 2020.
•Earnings per share attributable to common shareholders - diluted was $4.34.
•The Company returned a total of $5.0 million to its shareholders. The Company paid a $1.00 per share dividend totaling $3.1 million and repurchased outstanding shares totaling $1.9 million.
•Total cash and corporate investments held directly by Diamond Hill Capital Management, Inc. were $177.3 million, or $55.46 per share.

“Capacity discipline and client alignment are part of our firm’s identity. In Q1, we announced plans to close our Large Cap Strategy to most new investors,” said Heather Brilliant, president and CEO. “The strategy’s strong, long-term performance combined with our disciplined approach has contributed to solid investor demand—distinguishing it in a category that has struggled. Our aim is always to prioritize existing clients by closing strategies before they reach a size that could limit our portfolio managers’ ability to deliver great results.”

On Tuesday, May 4, representatives from the management team will conduct its annual shareholder presentation, commenting on strategy, financial results and investment performance. Registration details can be found at ir.diamond-hill.com. In advance of the meeting, shareholders and other interested parties can submit questions, by April 30, to ir@diamond-hill.com.

Dividend:

The Company also announced today that its board of directors has approved payment of a quarterly cash dividend of $1.00 per share. The dividend will be paid on June 18, 2021, to its shareholders of record as of June 3, 2021.

Selected Income Statement Data
(in thousands, except per share figures and percentages)

	Three Months Ended March 31,
	2021	2020	% Change
Revenue	$39,014	$31,926	22%
Compensation and related costs, excluding deferred compensation (benefit) expense	16,815	15,418	9%
Deferred compensation expense (benefit)	3,103	(8,156)	NM
Other expenses	5,564	4,199	33%
Total operating expenses	25,482	11,461	122%
Net operating income	13,532	20,465	(34)%
Investment income (loss), net	5,663	(22,398)	NM
Net income (loss) before taxes	19,195	(1,933)	NM
Income tax expense	(4,933)	(595)	729%
Net income (loss)	14,262	(2,528)	NM
Net loss (income) attributable to redeemable noncontrolling interest	(554)	4,058	NM
Net income attributable to common shareholders	$13,708	$1,530	796%

Earnings per share attributable to common shareholders - diluted	$4.34	$0.47	823%

Selected Balance Sheet Data
(in thousands, except per share figures)

	As of
	March 31, 2021	December 31, 2020
Total cash and corporate investments held directly by DHCM	$177,339	$184,055
Shareholders' equity	$194,441	$184,081
Book value per share	$60.81	$58.09
Cash and corporate investments per share	$55.46	$58.08

	Change in Assets Under Management
	For the Three Months Ended March 31,
(in millions)	2021	2020
AUM at beginning of the period	$26,411	$23,399
Net cash inflows (outflows)
proprietary funds	1,877	12
sub-advised funds	42	544
separately managed accounts	(175)	(305)
	1,744	251
Net market appreciation (depreciation) and income	2,427	(6,154)
Increase (decrease) during the period	4,171	(5,903)
AUM at end of the period	$30,582	$17,496

Average AUM during the period	$28,163	$20,836

	Net Cash Inflows Further Breakdown For the Three Months Ended March 31,
(in millions)	2021	2020
Net cash inflows
Equity	$1,256	$156
Fixed Income	488	95
	$1,744	$251

About Diamond Hill:
Diamond Hill invests on behalf of clients through a shared commitment to its valuation-driven investment principles, long-term perspective, capacity discipline and client alignment. An independent active asset manager with significant employee ownership, Diamond Hill’s investment strategies include differentiated U.S. and international equity, alternative long-short equity and fixed income. As of March 31, 2021, Diamond Hill had $30.6 billion in assets under management. For more information visit www.diamond-hill.com.

Use of Supplemental Data as Non-GAAP Performance Measure

As supplemental information, the Company is providing performance measures that are based on methodologies other than U.S. generally accepted accounting principles (“non-GAAP”). Management believes the non-GAAP measures below are useful measures of its core business activities, are important metrics in estimating the value of an asset management business, and may enable more appropriate peer comparisons. These non-GAAP measures should not be used as a substitute for financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”) and may be calculated differently by other companies. The following schedule reconciles GAAP measures to non-GAAP measures for the three-months ended March 31, 2021, and 2020, respectively.

	Three Months Ended March 31,
(in thousands, except percentages and per share data)	2021	2020
Total revenue	$39,014	$31,926

Net operating income, GAAP basis	$13,532	$20,465
Non-GAAP adjustment:
Gains (losses) on deferred compensation plan investments, net(1)	3,103	(8,156)
Net operating income, as adjusted, non-GAAP basis(2)	16,635	12,309
Non-GAAP adjustment:
Tax provision on net operating income, as adjusted, non-GAAP basis(3)	(4,402)	(3,448)
Net operating income, as adjusted, after tax, non-GAAP basis(4)	$12,233	$8,861

Net operating income, as adjusted after tax per diluted share, non-GAAP basis(5)	$3.87	$2.71
Diluted weighted average shares outstanding, GAAP basis	3,157	3,273

Operating profit margin, GAAP basis	35%	64%
Operating profit margin, as adjusted, non-GAAP basis(6)	43%	39%

(1) Gains on deferred compensation plan investments, net: The gain on deferred compensation plan investments, which increases deferred compensation expense included in operating income, is removed from operating income in the calculation because it is offset by an equal amount in investment income below net operating income on the income statement, and thus, has no impact on net income attributable to the Company.
(2) Net operating income, as adjusted: This non-GAAP measure represents the Company’s net operating income adjusted to exclude the impact on compensation expense of gains and losses on investments in the deferred compensation plan.
(3) Tax provision on net operating income, as adjusted: This non-GAAP measure represents the tax provision, excluding the impact of investment related activity, and is calculated by applying the unconsolidated effective tax rate to net operating income, as adjusted.
(4) Net operating income, as adjusted, after tax: This non-GAAP measure deducts from the net operating income, as adjusted, the tax provision on net operating income, as adjusted.
(5) Net operating income, as adjusted after tax per diluted share: This non-GAAP measure was calculated by dividing the net operating income, as adjusted after tax, by diluted weighted average shares outstanding.
(6) Operating profit margin, as adjusted: This non-GAAP measure was calculated by dividing the net operating income, as adjusted, by total revenue.

The Company does not promote that investors consider the above non-GAAP financial measures alone, or as a substitute for, financial information prepared in accordance with GAAP.

Throughout this press release, Diamond Hill may make forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, relating to such matters as anticipated operating results, prospects and levels of assets under management, technological developments, economic trends (including interest rates and market volatility), expected transactions and similar matters. The words “believe,” “expect,” “anticipate,” “estimate,” “should,” “hope,” “seek,” “plan,” “intend” and similar expressions identify forward-looking statements that speak only as of the date thereof. While we believe that the assumptions underlying our forward-looking statements are reasonable, investors are cautioned that any of the assumptions could prove to be inaccurate and, accordingly, our actual results and experiences could differ materially from the anticipated results or other expectations expressed in our forward-looking statements.

Factors that could cause our actual results to differ materially from the results referred to in the forward-looking statements are discussed under "Item 1A. Risk Factors" and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as well as under "Item 1A. Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021. These factors include, but are not limited to: the adverse effect from a decline in the securities markets; a decline in the performance of our products; the effect of national, regional and global economic conditions generally, including the effects of the COVID-19 pandemic and the actions taken in connection therewith; political uncertainty caused by, among other things, political parties, economic nationalist sentiments, and tensions surrounding the current socioeconomic landscape; changes in interest rates; changes in national and local economic and political conditions, the continuing economic uncertainty in various parts of the world; changes in government policy and regulation, including monetary policy; changes in our ability to attract or retain key employees; unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations; and other risks identified from time-to-time in other public documents on file with the Securities and Exchange Commission.

In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Diamond Hill or any other persons, that our objectives and plans will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of Diamond Hill and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.
325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com